SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto due authorized, in the City of Berkeley, State of California, on March 29, 2004.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ DINO DINA, M.D.

Dino Dina, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below constitutes Dino Dina, M.D. and William J. Dawson his [or her] true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and re-substitution, for him [or her] and in his [or her] name, place and stead, in any and all capacities, to sign any or all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he [or she] might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DINO DINA Dino Dina	President, Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2004

/s/ WILLIAM J. DAWSON William J. Dawson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2004

/s/ DANIEL S. JANNEY Daniel S. Janney	Chairman of the Board	March 29, 2004

/s/ LOUIS C. BOCK Louis C. Bock	Director	March 29, 2004

/s/ DENNIS CARSON, M.D. Dennis Carson, M.D.	Director	March 29, 2004

/s/ JAN LESCHLY Jan Leschly	Director	March 29, 2004

/s/ ARNOLD ORONSKY, PH.D. Arnold Oronsky, Ph.D.	Director	March 29, 2004

/s/ DENISE M. GILBERT Denise M. Gilbert, Ph.D.	Director	March 29, 2004

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